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                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549



                                  Form 8-K



                               CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): December 1, 2005



                           AMERITYRE CORPORATION
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        (Exact name of registrant as specified in its charter)


          NEVADA                    33-94318-C             87-0535207
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(State or other jurisdiction (Commission File Number) (IRS Employer ID No.)
 of incorporation)



                1501 Industrial Road, Boulder City, Nevada  89005
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                     (Address of principal executive office)


Registrant's telephone number, including area code: (702) 294-2689
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Item 7.01 Regulation FD Disclosure

On December 1, 2005, Amerityre Corporation (the "Company") held its annual meeting of shareholders in Henderson, Nevada. At the meeting, Dr. Gary Benninger, the Company's Chief Operating Officer, showed a prepared presentation on the Company's business development cycle and the status of ongoing projects. The full presentation has been posted to the Company's website at www.amerityre.com. Richard Steinke, the Company's Chairman and president, discussed business activities over the past year and some of his expectations for the coming year. A video featuring Lee Iacocca, a member of the Company's advisory group, was shown. The video presentation may also be viewed at www.amerityre.com. Joseph Grano, a member of the Company's advisory group gave remarks regarding the Company's business focus and strategy.

At the meeting, shareholders elected a slate of seven directors, ratified the selection of HJ & Associates, LLC as auditors for the current fiscal year, and ratified the terms of the Company's 2005 Stock Option and Award Plan. In attendance at the meeting were approximately 125 shareholders, as well as officers and directors of the Company. Complete voting results will be included in the Company's report on Form 10-Q for the period ended December 31, 2005.

The information in Item 7.01 of this report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                       AMERITYRE CORPORATION


Date: December 7, 2005                /S/ Elliott N. Taylor, Executive VP